UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2024

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders (“Annual Meeting”) on December 20, 2024. Of the 3,227,700 shares of our common stock outstanding and entitled to vote as of December 4, 2024, 1,319,986 or 40.9% of such shares were represented, either by attending the Annual Meeting or by proxy, constituting a quorum under our bylaws. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.

Election of Directors. The following nominees were re-elected by the holders of our common stock to serve as directors to hold office until our 2027 annual meeting of stockholders and until their successors have been duly elected and qualified:

Class I Nominees

Nominee	For	Against	Abstain	Broker Non Vote
Steven Kelly	442,956	64,966	11,497	800,567
R. Martin Emanuele, Ph.D.	461,960	45,962	11,497	800,567

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Malone Bailey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified based on the following results of voting:

For	Against	Abstain
1,258,378	57,083	4,525

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

Date: December 20, 2024

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